FEE TABLES FOR FORMS

F-1, F-3, F-4

S-1, S-3, S-4 and S-11

Calculation of Filing Fee Tables

Form S-1

(Form Type)

GSR II Meteora Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Units, each consisting of one share of Class A common stock, $0.0001 par value, one sixteenth of one right and one redeemable warrant(2)		31,625,000	$10.00	$316,250,000	0.0000927	$29,316.38
Fees to Be Paid	Equity	Shares of Class A common stock included as part of the units(3)(4)		31,625,000
Fees to Be Paid	Equity	Rights included as part of the units(3)		1,976,562
Fees to Be Paid	Equity	Shares of Class A common stock underlying rights included as part of the units(3)		1,976,562	$10.00	$19,765,620	0.0000927	$1,832.27
Fees to Be Paid	Equity	Redeemable warrants included as part of the units(3)		31,625,000
Fees to Be Paid	Equity	Shares of common stock underlying warrants included as part of the units.		31,625,000	$11.50	$363,687,500	0.0000927	$33,713.84
	Total Offering Amounts					$699,703,120		$64,862.49(6)
	Total Fees Previously Paid							$37,700.86
	Total Fee Offsets
	Net Fee Due							$27,161.62

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 4,125,000 units, consisting of 4,125,000 shares of Class A common stock, 257,812 rights and 4,125,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over- allotments, if any.

(3)

Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)

Maximum number of shares of Class A common stock and redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriter described above.

(5)	No fee pursuant to Rule 457(g) under the Securities Act.
(6)	$37,700.86 of such amount has been previously paid.

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